UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2025
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
599 South Schmidt Road Bolingbrook, IL		60440
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2025, Parker Meeks, Chief Executive Officer and a director of Hyzon Motors Inc. (the “Company”) announced his resignation as an officer and director of the Company effective immediately. Mr. Meeks has served as Chief Executive Officer and a director of the Company since April 27, 2023.

Mr. Meeks’ resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including accounting principles and practices.

Also on February 4, 2025, the Company’s Board of Directors appointed Dr. Christian Mohrdieck, age 65, as President and Acting Chief Executive Officer effective immediately. Dr. Mohrdieck has served as the Company’s Chief Technology Officer since January 1, 2024.

Prior to joining the Company, from 2021 to 2023, Dr. Mohrdieck served as Chief Commercial Officer for cellcentric GmbH & Co. KG (“cellcentric”), a fuel cell company that was formerly known as Daimler Truck Fuel Cell GmbH & Co. KG. As Chief Commercial Officer for cellcentric, he led fuel cell IP, legal and governmental affairs activities, as well as marketing, communications and sales. Prior to this role, from 2012 to 2021, Dr. Mohrdieck served as CEO and Director of Fuel Cell of Mercedes-Benz Fuel Cell GmbH, and Managing Director of Daimler Truck Fuel Cell GmbH & Co. KG, both of which are in the fuel cell business. In those roles, Dr. Mohrdieck supported, developed, and led Daimler’s fuel cell program, forming the foundation of cellcentric. Before this, Dr. Mohrdieck held various research and management positions of increasing responsibility for over two decades working within the Daimler AG family of companies. He holds a Ph.D. in Solid State Physics from the Institute for Theoretical Physics of Kiel University, Germany, where he also earned a Bachelor of Science degree.

None of Dr. Mohrdieck’s prior employers are a parent, subsidiary, or other affiliate of the Company. Dr. Mohrdieck does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Dr. Mohrdieck and any other person pursuant to which Dr. Mohrdieck was selected to serve as Hyzon’s President and Acting Chief Executive Officer. Dr. Mohrdieck is not related to any member of the board of directors of Hyzon or any executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: February 5, 2025	By:	/s/ John Zavoli
	Name:	John Zavoli
	Title:	Chief Legal Officer and General Counsel